EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this registration statement on Form S-8, dated August 19, 2005, the reference to our report dated May 16, 2005 with respect to the Financial Statements of IsoRay Medical, Inc. for the period ended March 31, 2005.

/s/ DeCoria, Maichel & Teague, P.S.
Spokane, Washington
August 19, 2005